AGREEMENT
         This Agreement ("Agreement") is made this 27th day of December, 2001, by and between Nazareth National Bank & Trust Co., a banking association organized under the laws of the United States ("Bank") and Scott V. Fainor, an individual ("Employee").
                                   BACKGROUND
         Effective January 3, 2002 or such later date as agreed by the parties, ("Start Date") and subject to the terms of this Agreement, the Bank will employ Employee to serve as President and Chief Executive Officer of the Bank, First C.G. Co., Inc. ("First") and First Colonial Group, Inc. ("Holding Company") and to perform such other duties as may be assigned to him by the Board of Directors of the Bank. It is the intention of the Boards to elect Employee to a seat on the Boards of the Bank, First and Holding Company as soon as possible after the Start Date. Employee agrees to serve the Bank, First and the Holding Company in this capacity on a full-time basis, and to perform such duties faithfully, diligently and to the best of his ability. Employee further agrees to fully cooperate with the officers and employees of the Bank and the Holding Company to the best of his ability, and not to engage in any outside for profit business deemed to be in conflict with general commercial banking, employment or commercial activity without the prior written consent of the Board of Directors of the Bank, which consent shall not be unreasonably withheld. The Bank and Employee wish to provide for the payment of certain compensation and other benefits to Employee upon the occurrence of certain events, all as more fully set forth below.
         In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

         1. Term. This Agreement shall begin on the Start Date and shall terminate at the earliest of the following dates (the "Term"): (a) the date Employee dies or becomes permanently disabled (i.e., upon his failure to render services of the character which he had previously rendered to the Bank, because of his physical or mental illness or other incapacity beyond his control for a continuous period of six months or for shorter periods aggregating six months in any twelve month period); (b) the date of termination of Employee's employment with the Bank for cause (as hereinafter defined); (c) the date specified by mutual agreement of the Bank and Employee; (d) subject to Section 2 hereof, the date of termination by Employee of Employee's employment with the Bank by resignation or otherwise; or (e) December 31, 2006. If this Agreement expires on December 31, 2006 pursuant to clause (e) of the foregoing sentence ("the Initial Term"), it shall renew automatically for successive terms of up to one year beginning on January 1 of the applicable succeeding year ("Successive Term(s)"), provided neither of the parties has given written notice to the other party of his or its intention not to renew at least two months prior December 31, 2006 or December 31 of the applicable Successive Term. In the event that this Agreement is renewed pursuant to the foregoing sentence, the Agreement shall terminate on the earliest of the following dates: (i) a date listed in clauses (a) through
(d) of the first sentence of this paragraph; or (ii) December 31 of the applicable Successive Term. If Employee's employment with the Bank is terminated during the Initial Term or any Successive Term (other than as set forth in Section 2 hereof), Employee shall have no rights or benefits under this Agreement except to receive payment of base salary through the effective date of his termination. For purposes of this Agreement, the term "cause" shall mean (i) conviction of Employee for any felony, fraud or embezzlement or (ii) Employee's failure or refusal to comply with the written policies or written directives of the Bank's Board of Directors or Employee being guilty of misconduct in connection with the performance of his duties for the Bank, provided Employee fails to cure such non-compliance or misconduct within twenty (20) days after receiving written notice from the Bank's Board of Directors specifying such non-compliance or misconduct.

         2. Termination. If during the Initial Term or any Successive Term of this Agreement Employee's employment with the Bank is terminated as set forth below, the Bank will pay the Employee the amount set forth in Section 3 hereof and Employee shall be entitled to the benefits set forth in Section 4 hereof:

         (a) the Bank terminates Employee's employment with the Bank without cause; or

         (b) Employee terminates his employment with the Bank due to the fact that, without Employee's consent and whether or not a change of control (as defined hereinafter) of the Bank has occurred, the nature and scope of Employee's duties and authority or his responsibilities with the Bank or the surviving or acquiring person are materially reduced to a level below that which he enjoys on the date hereof, his then current Salary (as defined in and calculated pursuant to Exhibit A attached hereto) is reduced to a level below that which he enjoys on the date hereof or at any time hereafter (whichever may be greater), Bank fails to pay or provide Employee the Annual Bonuses, Stock Award or Stock Options (as defined in and calculated pursuant to Exhibit A attached hereto), Employee's position or title with the Bank or the surviving or acquiring person is materially reduced from his current position or title with the Bank, or Employee's principal place of employment with the Bank is changed to a location greater than fifty miles from his current principal place of employment with the Bank, provided, however, that for any termination by Employee under this clause (b) the Employee shall have first given the Bank written notice of his intention to terminate his employment pursuant to this clause (b), specifying the reason(s) for such termination, and provided further, that the Bank shall not have cured or remedied the reason(s) specified in such notice prior to the expiration of twenty (20) days after receipt of such written notice.

                  (c) For purposes of this Agreement, a "change in control" shall be deemed to have occurred upon the happening of any of the following events:
                  (i) a change in at least five members of the Holding Company's Board of Directors or the addition of five or more new members to the Holding Company's Board of Directors or any combination of the foregoing, within any two calendar year period, unless such change or addition occurs with the affirmative vote in writing of Employee in his capacity as a director or a shareholder; or

                  (ii) a person  or group  acting in  concert  as  described  in
Section 13(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") proposes to hold or acquire beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Exchange Act of a number of voting shares of the Holding Company which constitutes either (A) more than fifty percent (50%) of the shares which voted in the election of directors of the Holding Company at the shareholders' meeting immediately preceding such determination or (B) more than thirty percent of the Holding Company's outstanding voting shares. The term "proposes to hold or acquire" shall mean when a person or group acting in concert has (A) the right to acquire or merge (whether such right is exercisable immediately or only after the passage of time or upon the receipt of such regulatory approvals as is required by applicable law) pursuant to an agreement, arrangement or understanding (whether or not in writing) or upon the exercise or conversion of rights, exchange rights, warrants or options or otherwise; (B) commenced a tender or exchange offer with respect to the voting shares of the Holding Company or securities convertible or exchangeable into voting shares of the Holding Company; or (C) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that such person or group acting in concert shall not be deemed to have acquired such shares if the agreement, arrangement or understanding to vote such securities arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and is not also then reportable on Schedule 13D under the Exchange Act or any comparable or successor report.

         3. Termination Payments to Employee. Commencing not later than 30 days after the date Employee's employment with the Bank is terminated pursuant to any event enumerated in subsection (a) or subsection (b) of Section 2 hereof (the "Termination Date") and subject to Employee's compliance with Section 8 hereof, the Bank shall pay compensation to Employee for the period calculated below ("the Severance Period") at a per annum rate equal to 100% of the amount of the Employee's Highest Annual Compensation during the three calendar years ending prior to the Termination Date (the "Measurement Period"). For purposes of this
Agreement: (a) "Severance Period" shall mean (i) a period of twelve (12) months following the Termination Date if Employee's employment is terminated pursuant to Section 2(a) or Section 2(b) of this Agreement ( a "Covered Termination") during the period beginning on the Start Date and ending on the business day prior to the first anniversary of the Start Date (the "First Anniversary"); (ii) a period of eighteen (18) months following the Termination Date if Employee's employment is terminated pursuant to a Covered Termination during the period beginning on the Second Anniversary and ending on the business day prior to the second anniversary of the Start Date (the "Second Anniversary"); (iii) a period of twenty-four (24) months following the Termination Date if Employee's employment is terminated pursuant to Covered Termination at any time on or after the Second Anniversary; notwithstanding the foregoing, if Employee's employment is terminated pursuant to Section 2(a) or Section 2(b) within eighteen (18) months after a change in control (a "Change in Control Termination"), the Severance Period shall mean: (iv) a period of twenty-four (24) months following the Termination Date if Employee's employment is terminated pursuant to a Change in Control Termination during the period beginning on the Start Date and ending on the business day prior to the First Anniversary; (v) a period of thirty (30) months following the Termination Date if Employee's Employment is terminated pursuant to a Change in Control Termination during the period beginning on the First Anniversary and ending on the business day prior to the Second Anniversary; and (vi) a period of thirty-six (36) months following the Termination Date if Employee's employment is terminated pursuant to a Change in Control Termination at any time on or after the Second Anniversary; and (b) the term "Highest Annual Compensation" shall mean Employee's highest annual Salary during a calendar year during the Measurement Period, excluding cash bonuses under the Bank's bonus plans, if any, and excluding other fringe benefits. The Bank agrees that it will make the payments due under Section 3 on the first day of each month during the Severance Period in an amount equal to 1/12 of 100% of Employee's Highest Annual Compensation.
         4. Other Benefits. In addition to the compensation set forth in Section 3 hereof, Employee shall be entitled to the following benefits from the Bank in the event that Employee's employment with the Bank is terminated pursuant to any event enumerated in subsection (a) or subsection (b) of Section 2 hereof:

         (a) for a period of one year following the Termination Date, reimbursement for all reasonable expenses incurred by Employee in connection with the search for new employment, including, without limitation, those of a placement agency or service, and reimbursement for all reasonable relocation expenses incurred by Employee in connection with securing new employment; provided, however, in no event shall the Bank be obligated to reimburse Employee in excess of 1/3 of his Highest Annual Compensation for the sum of Employee's search and relocation expenses hereunder.

(b) for the Severance Period, Employee shall be entitled to participate in the following group programs of the Bank if such programs are in effect at the Termination Date (or, if such participation is not permitted by the terms of the group programs, through substantially equivalent benefits), with the Bank paying for the Employee's continued participation in such group programs at the same annual rate at which the Bank was paying on the Termination Date: all medical, hospitalization, life and disability group insurance benefits which existed at the Termination date, except that if other subsequent employment is obtained by Employee during the Severance Period, continuation of any medical, hospitalization, life and disability group insurance benefits will be offset by coverages provided through the Employee's subsequent employer.

         5. Withholding. The Bank may withhold from any amounts or benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

         6. Source of Payment. All payments provided under this Agreement shall be paid by the Bank from such funds as the Board of Directors shall direct in its sole and absolute discretion. No special or separate fund shall be required to be established and Employee shall have no right, title or interest whatsoever in or to any investment which the Bank may make to aid the Bank in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between the Bank and Employee or any other person.

         7. (a) Nonassignability.Except as provided in Section 9 hereof, neither this Agreement nor any right or interest hereunder shall be assignable by either party without the other's prior written consent, which shall not be unreasonably withheld.

         (b) Attachment. Except as required by law, the right to receive payments under this Agreement shall not be subject to anticipation, sale, encumbrance, charge, levy, or similar process or assignment by operation of law.

         8. Confidentiality and Non-Competition. All payments to Employee under this Agreement shall be subject to Employee's compliance with the provisions of this Section 8. If Employee fails to comply with such provisions, his right to any future payments under this Agreement, if any, shall terminate and the Bank's obligations under this Agreement to make such payments and provide such benefits shall cease.

         (a) Employee covenants and agrees that he will not, during the term of his employment or at any time thereafter, except with the express prior written consent of the Bank or pursuant to the lawful order of any judicial or administrative agency of government, directly or indirectly, disclose, communicate or divulge to any person, or use for the benefit of any person, any knowledge or information with respect to the conduct or details of the Banks' business which he, acting reasonably, believes or should believe to be of a confidential nature and the disclosure of which not to be in the Bank's interest.

         (b) Employee covenants and agrees that he will not, during the term of his employment and for a period thereafter equal to the greater of (i) one year after the termination of his employment or (ii) the Severance Period, except with the express prior written consent of the Bank, directly or indirectly, whether as employee, owner, partner, consultant, agent, director, officer, shareholder or in any other capacity, engage in or assist any person to engage in any act or action which he, acting reasonably, believes or should believe would be harmful or inimical to the interests of the Bank.

         (c) Employee covenants and agrees that he will not, during the term of his employment and for a period thereafter equal to the greater of (i) one year after the termination of his employment or (ii) the Severance Period, except with the express prior written consent of the Bank, in any capacity (including, but not limited to, owner, partner, shareholder, consultant, agent, employee, officer, director or otherwise), directly or indirectly, for his own account or for the benefit of any person: (x) engage or participate in or otherwise be connected with any bank, savings and loan association or similar financial institution which has an office in Lehigh, Northampton or Monroe Counties in Pennsylvania or Warren County in New Jersey, or any other county in which the Bank has an office as of the date of the termination of Employee's employment (collectively, the "Territory"), except that the foregoing shall not prohibit Employee from owning as a shareholder less than 1% of the outstanding stock of an issuer whose stock is publicly traded; or (y) communicate with or solicit any person who is or during such period becomes a customer, borrower, employee, salesman, agent or representative of the Bank, in any manner which interferes or might interfere with such person's relationship with the Bank, or in an effort to obtain such person as a customer, borrower, employee, salesman, agent or representative of any business in competition with the Bank in the Territory.

         (d) The parties agree that any breach by Employee of any of the covenants or agreements contained in this Section 8 will result in irreparable injury to the Bank for which money damages could not adequately compensate the Bank and therefore, in the event of any such breach, the Bank shall be entitled

(in addition to any other rights and remedies which it may have at law or in equity) to have an injunction issued by any competent court enjoining and restraining Employee and/or any other person involved therein from continuing such breach. The existence of any claim or cause of action which Employee may have against the Bank or any other person (other than a claim for the Bank's breach of this Agreement for failure to make payments, if any, required hereunder) shall not constitute a defense or bar to the enforcement of such covenants.

         (e) If any portion of the  covenants  or  agreements  contained in this
Section 8, or the application hereof, is construed to be invalid or unenforceable, the other portions of such covenant(s) or agreement(s) or the application thereof shall not be affected and shall be given full force and effect without regard to the invalid or unenforceable portions to the fullest extent possible. If any covenant or agreement in this Section 8 is held unenforceable because of the geographic area covered, the duration thereof, or the scope thereof, then the court making such determination shall have the power to reduce the area and/or duration and/or limit the scope thereof, and the covenant or agreement shall then be enforceable in its reduced form.

         (f) For purposes of this Section 8, the term "the Bank" shall include the Bank, any successor to the Bank under Section 9 hereof, and all present and future direct and indirect subsidiaries and affiliates of the Bank.

         9. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which acquires, directly or indirectly, by merger, consolidation, purchase, or otherwise, all or substantially all of the assets of the Bank, and shall otherwise inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Nothing in the Agreement shall preclude the Bank from consolidating or merging into or with or transferring all or substantially all of its assets to another person. In that event, such other person shall assume this Agreement and all obligations of the Bank hereunder. Upon such a consolidation, merger, or transfer of assets and assumption, the term "the Bank" as used herein, shall mean such other person and this Agreement shall continue in full force and effect.

         10. Restricted Stock Award.

         (a) On the Start Date, Employee shall be granted 10,000 shares of the Holding Company's common stock subject to certain restrictions described below ("Restricted Stock Award"). Shares of the Restricted Stock Award which have not vested ("Restricted Stock") may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee . Except as provided in Section 10(d) and elsewhere in this Agreement, the Employee as owner of Restricted Stock shall have all the rights of a stockholder, including the right to vote the shares.

         (b) The Restricted Stock Award shall vest in equal 20% installments on each of the first five anniversaries of the Start Date. Upon each such anniversary date, the restrictions on such vested portion of the Restricted Stock Award shall lapse and a stock certificate evidencing such vested portion shall be issued to Employee, free of the Restrictive Legend (defined below). Notwithstanding the foregoing, any Restricted Stock shall become fully vested and the restrictions on such shares shall lapse upon (i) a change in control or
(ii) the termination of Employee's employment with the Bank pursuant to any event enumerated in subsection (a) or subsection (b) of Section 2 hereof.

         (c) Except as provided in Section 10(b) hereof, if Employee's employment with the Bank terminates for any reason, all Restricted Stock (and dividends and distributions thereon) theretofore awarded to Employee, and which at the time of such termination of employment have not vested, shall upon such termination of employment be forfeited and returned to the Holding Company.

         (d) The payment to the Employee of cash dividends declared or paid on such Restricted Stock by the Holding Company shall be deferred until the lapsing of any restrictions imposed under paragraph (a) of this Section 10. Such deferred dividends shall be held by the Holding Company for the account of the Employee. Payment of deferred dividends (without interest) shall be made at the same time as the shares of Restricted Stock with respect to which they were paid vest under Section 10(b). Any shares of Common Stock paid as a stock dividend or distribution with respect to any Restricted Stock shall also become Restricted Stock subject to the terms of this Section 10 and shall vest at the same time as the shares of Restricted Stock with respect to which they were issued vest under
Section 10(b).

         (e) Upon the termination of any vesting of any Restricted Stock (or at any such earlier time, if any, that an election is made by the Employee under
Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Bank may withhold from any payment or distribution made under this Agreement sufficient shares or may withhold or cause to be paid by Employee sufficient cash to cover any applicable withholding and employment taxes. No discretion or choice shall be conferred upon Employee with respect to the form, timing or method of any such tax withholding.

         (f) Each certificate representing Restricted Stock shall be registered in the name of the Employee and deposited by the Employee, together with a stock power endorsed in blank, with the Bank pending the vesting of such shares, and shall bear the following (or a similar) restricted legend (the "Restrictive Legend"):

                  The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in an Agreement between the holder and Nazareth National Bank & Trust Company, a copy of which is on file with the Secretary of Nazareth National Bank & Trust Company, 76 South Main Street, Nazareth, Pennsylvania 18064.

         To the extent shares of Restricted Stock have not been registered under the federal and state securities laws or an exemption is otherwise unavailable, the certificates for the Restricted Stock shall bear the following securities legend:
                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under applicable state securities laws. The shares have been acquired for investment and may not be offered, sold, transferred, pledged or otherwise disposed of without an effective registration statement under the Securities Act of 1933, as amended, and under any applicable state securities laws or an opinion of counsel acceptable to the Corporation that the proposed transaction will be exempt from such registration.

         The foregoing legend shall be removed upon registration of the Restricted Stock under the Securities Act of 1933, as amended, and under any applicable state laws or upon receipt of any opinion of counsel acceptable to the Holding Company that said registration is no longer required.

         11. Waivers Not to be Continued. Any waiver by a party of any breach of this Agreement by another party shall not be construed as a continuing waiver or as a consent to any subsequent breach by the other party.

         12. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepared, to the following address or to such other address as either party may designate by like notice:

A.       If to Employee, to:
                                    Scott V. Fainor
                                    1544 Duxbury Court
                                    Allentown, Pennsylvania  18104

B.       If to the Bank, to:
                                    Nazareth National Bank and Trust Co.
                                    Attn:  Chairman of the Board
                                    76 South Main Street
                                    Nazareth, Pennsylvania  18064

and to such other or additional person or persons as either party shall have designated to the other party in writing by like notice.

         13. Jurisdiction. Bank and Employee consent to the exclusive jurisdiction or the courts or the Commonwealth of Pennsylvania and the United States District Court for the Eastern District of Pennsylvania in any and all actions arising hereunder and irrevocably consent to service of process as set forth in Section 12 hereof.

         14. General Provisions.

         (a) This Agreement (including the "Background" section and Exhibit A hereto, which are incorporated herein by reference and made a part hereof) constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements between the parties. No amendment, waiver or termination of any of the provisions hereof shall be effective unless in writing and signed by the party against whom it is sought to be enforced. Any written amendment, waiver or termination hereof executed by the Bank and Employee shall be binding upon them and upon all other persons, without the necessity of securing the consent of any other person and no person shall be deemed to be a third party beneficiary under this Agreement.

         (b) This Agreement shall not limit or infringe upon the right of the Bank to terminate the employment of Employee at any time for any reason, nor upon the right of Employee to terminate his employment with the Bank.

         (c) The term "person" as used in this Agreement means a natural person, joint venture, corporation, sole proprietorship, trust, estate, partnership, cooperative, association, non-profit organization or any other legally cognizable entity.

         (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

         (e) No failure on the part of any party hereto to exercise and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other rights, power or remedy.

         (f) The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

         (g) Employee represents to Bank that (i) there are no restrictions, agreements or understandings whatsoever to which Employee is a party which would prevent or make unlawful his execution of this Agreement or his employment hereunder, (ii) his execution of this Agreement and his employment hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written to which he is a party or by which he is bound and (iii) he is free and able to execute this Agreement and to enter into employment by Bank.

         (h) This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the Commonwealth of




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



Pennsylvania applicable to contracts executed and to be performed solely in the Commonwealth of Pennsylvania.

                                            NAZARETH NATIONAL BANK & TRUST CO.

(Corporate Seal)                            By: /s/
                                                --------------------------------


                                            ATTEST: /s/
                                                    ---------------------------

Witness:
/s/                                         /s/                          (SEAL)
-------------------------                   --------------------------------
SCOTT V. FAINOR




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


                         Exhibit A to Agreement between
           Nazareth National Bank & Trust Company and Scott V. Fainor

         Salary. The Bank shall pay to Employee as compensation for services rendered hereunder a base salary of $250,000 per year ("Salary"), payable in accordance with the Bank's normal payroll practices for executive officers. Employee's Salary shall be increased by a minimum of 5% effective as of January 1, 2003 if the net income of the Holding Company for the year ended December 31, 2002 (as reported in the Holding Company's audited financial statements) ("Net Income") meets or exceeds the planned net income for such year as set forth in the plan adopted by the Board of Directors for such year ("Planned Net Income").

         Bonus. For each year that Employee is employed by the Bank, Employee shall be entitled to receive as incentive compensation a bonus ("Annual Bonus") determined as follows: (a) if the Net Income for such year is less than Planned Net Income for such year, no Annual Bonus shall be payable for such year; (b) if the Net Income for such year is equal to or greater than Planned Net Income for such year, Employee shall receive an Annual Bonus for such year equal to the sum of (i) 35% of his Salary for such year, plus, if applicable, (ii) 5% of the amount, if any, by which Net Income exceeds Planned Net Income (up to a maximum bonus under this clause (ii) of $12,500 based on Net Income exceeding Planned Net Income by $250,000), plus, if applicable, (iii) 10% of the amount, if any, by which Net Income exceeds the sum of (A) Planned Net Income plus (B) $250,000; provided, however, that in no event shall the Annual Bonus paid with respect to any year exceed 50% of the Salary paid to Employee for such year.

         Stock Award. On the Start Date, Employee shall be granted the Restricted Stock Award described in Section 10 of the Agreement.

         Stock Options. On the Start Date, Employee shall be granted incentive stock options to purchase 75,000 shares of the Holding Company's common stock ("Stock Options") pursuant to the Holding Company's 2001 Stock Option Plan (the "Plan") at an exercise price equal to the fair market value of the Holding Company's common stock as determined pursuant to the Plan, which Stock Options shall vest in equal annual installments over seven and one-half years and be subject to the terms and conditions of the Plan and the form of option award, copies of which have been provided to Employee.

         Benefits. During Employee's employment, subject to the other provisions of this Agreement, Employee shall be entitled to participate and shall be included in any benefit plan of the Holding Company generally available to executive officers to the extent Employee is eligible under the general provisions thereof, as such plans may be adopted, amended, modified or terminated from time to time hereinafter; provided, however, that Employee shall not be entitled to participate in any bonus program or incentive compensation plan other than as set forth in this Schedule. Without limiting the generality of the foregoing: (a) Employee shall be entitled to participate in the Salary
Continuation Plan, Supplemental Retirement Plan, Supplemental Medical Benefits Plan, Employee Stock Ownership Plan and 401(k) plan, as such plans may be adopted, amended, modified or terminated from time to time hereinafter; and (b)

Employee shall be entitled to receive an allowance for general business and development expenses incurred on behalf of the Bank of at least $25,000 per year (collectively, "Benefits"), subject to submission and approval of expense reports in accordance with the Bank's policy.

         Other. Nothing herein shall prohibit Bank from paying additional discretionary bonus or authorize additional vested stock and/or stock options to Employee



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